UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 4, 2026
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HEALTH CATALYST, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-38993	45-3337483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
10897 South River Front Parkway #300
South Jordan, UT 84095
(Address of principal executive offices, including zip code)

(801) 708-6800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	HCAT	The Nasdaq Global Select Market
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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ((§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Simeon Kohl Appointment as CEO, President and Director

On September 4, 2026, the Board of Directors (the Board) of Health Catalyst, Inc. (the Company) appointed Simeon Kohl to succeed Ben Albert as the Company’s Chief Executive Officer, President, principal executive officer and principal operating officer and, upon the recommendation of the Nominating and Corporate Governance Committee of the Board (the Nominating Committee), as a member of the Board as a Class III director to fill the vacancy created by Mr. Albert’s resignation, in each case effective September 14, 2026. In connection with his appointment, Mr. Kohl is expected to enter into the Company’s standard form of indemnification agreement with the Company.

Mr. Kohl, age 59, most recently served as Chief Client Officer of Machinify, Inc., a healthcare technology company, from October 2025 until July 2026. From May 2023 until October 2025, Mr. Kohl served as Chief Executive Officer and a member of the board of directors of NASDAQ-listed Performant Healthcare, Inc. (Performant), a healthcare technology and services company acquired by Machinify in October 2025. Prior to serving as Chief Executive Officer of Performant, Mr. Kohl held various other leadership roles at Performant, including as President beginning in March 2022. We believe that Mr. Kohl is qualified to serve as a member of our Board based on his extensive executive leadership experience, and his knowledge of the healthcare technology industry.

In connection with Mr. Kohl’s appointment by the Board as Chief Executive Officer, President, principal executive officer and principal operating officer, the Company and Mr. Kohl entered into an offer letter, dated as of September 4, 2026 (the Kohl Offer Letter). Pursuant to the Kohl Offer Letter, Mr. Kohl’s salary will be $600,000 and he will be eligible for an annual bonus with a target amount equal to 100% of his base salary. Mr. Kohl will also participate in the Company’s Executive Severance Plan as a Tier 1 Executive, effective September 14, 2026.

The Board also plans to grant Mr. Kohl 2,747,385 restricted stock units (RSUs), of which 915,975 RSUs will vest on September 4, 2027 and the remaining RSUs will vest in eight approximately equal quarterly installments. The RSUs will be granted pursuant to the Health Catalyst, Inc. 2026 Employment Inducement Incentive Plan discussed below.

The foregoing description of the terms of the Kohl Offer Letter is qualified in its entirety by reference to the full text of the Kohl Offer Letter, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.

There are no arrangements or understandings between Mr. Kohl and any person pursuant to which Mr. Kohl was appointed as Chief Executive Officer, President, principal executive officer, principal operating officer and director. Mr. Kohl is not party to and does not have a direct or indirect material interest in any transaction or proposed transaction in which the Company is or is to be a party for which disclosure would be required under Item 404(a) of Regulation S-K. There are no family relationships between Mr. Kohl and any of the Company’s directors or executive officers.

Benjamin Albert’s Resignation from his Position as CEO, President and as a Member of the Board of Directors and Appointment as Chief Business Officer

In connection with Mr. Kohl’s appointment, on September 4, 2026, the Board accepted Mr. Albert’s resignation from his position as Chief Executive Officer, President, principal executive officer and principal operating officer and member of the Board, effective September 13, 2026. Mr. Albert’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In connection with Mr. Albert’s resignation, the Board appointed Mr. Albert as the Company’s Chief Business Officer, effective September 14, 2026, and the Company and Mr. Albert entered into an offer letter, dated as of September 4, 2026 (the Albert Offer Letter). Pursuant to the Albert Offer Letter, Mr. Albert’s salary will be $415,000 and he will be eligible for an annual bonus for the fiscal year ending December 31, 2026 with a target amount equal to the sum of (i) 75% of Mr. Albert’s annual base salary, at the rate then in effect while Mr. Albert served as President and Chief Operating Officer of the Company, prorated based upon the number of days he was employed during the fiscal year ending December 31, 2026 as President and Chief Operating Officer, plus (ii) 100% of his annual base salary, at the rate then in effect while Mr. Albert served as Chief Executive Officer of the Company, prorated based upon the number of days Mr. Albert was employed during the fiscal year ending December 31, 2026 as Chief Executive Officer plus (iii) 60% of his annual base salary, prorated based upon the number of days Mr. Albert was employed during the fiscal year ending December 31, 2026 as Chief Business Officer of the Company.

Beginning on January 1, 2027, Mr. Albert will be eligible to receive an annual bonus equal to 60% of his base salary. Mr. Albert will also continue to participate in the Company’s Executive Severance Plan as a Tier 2 Executive.

The foregoing description of the terms of the Albert Offer Letter is qualified in its entirety by reference to the full text of the Albert Offer Letter, a copy of which is attached as Exhibit 10.2 and is incorporated herein by reference.

Adoption of 2026 Employment Inducement Incentive Plan

Effective September 4, 2026, the Board adopted the Health Catalyst, Inc. 2026 Employment Inducement Incentive Plan (the Inducement Plan) and reserved 2,747,385 shares of the Company’s common stock for issuance pursuant to equity awards granted thereunder.

The Inducement Plan was adopted without stockholder approval pursuant to Rule 5635(c)(4) of the rules and regulations of the Nasdaq Stock Market LLC (the Nasdaq Rules). The Inducement Plan provides for the grant of equity-based awards, including stock options, stock appreciation rights, restricted stock units, restricted stock awards, unrestricted stock awards, cash based awards, and dividend equivalent rights, to eligible employees of the Company, and its terms are substantially similar to the Company’s 2019 Stock Option and Incentive Plan, including with respect to the treatment of equity awards upon a “sale event” as defined under the Inducement Plan, but with such other terms and conditions intended to comply with the inducement award exceptions of the Nasdaq Rules or to comply with the acquisition and merger exception of the Nasdaq Rules.

In accordance with the Nasdaq Rules, awards under the Inducement Plan may only be made to individuals not previously employed or non-employee directors of the Company (or following such individuals’ bona fide period of non-employment with the Company), as an inducement material to the individuals’ entry into employment with the Company or being rehired following a bona fide period of interruption of employment by the Company, or, to the extent permitted by the Nasdaq Rules, in connection with a merger or acquisition.

The foregoing description of the Inducement Plan does not purport to be complete and is qualified in its entirety by the full text of the Inducement Plan, a copy of which is attached as Exhibit 10.5 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

A copy of the Company’s press release announcing the officer and director transitions is attached hereto as Exhibit 99.1 and is incorporated by reference.

The information furnished pursuant to Item 7.01 of this Form 8-K, including the information contained in Exhibit 99.1 of this Form 8-K, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the officer and director transitions and the Board’s plan to grant Mr. Kohl RSUs in connection with his appointments. Any forward-looking statements contained in this Current Report on Form 8-K are based upon the Company’s historical performance and its current plans, estimates, and expectations, and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent the Company’s expectations as of the date of this Current Report on Form 8-K, and involve risks, uncertainties, and assumptions. The actual results may differ materially from those anticipated in the forward-looking statements as a result of numerous factors, many of which are beyond the control of the Company, including the risks and uncertainties disclosed in the Company’s reports filed from time to time with the Securities and Exchange Commission, including its most recent Form 10‑K and any subsequent filings on Forms 10-Q or 8-K, available at www.sec.gov. Except as required by law, the Company does not intend to update any forward-looking statement contained in this Current Report on Form 8-K to reflect events or circumstances arising after the date hereof.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1*	Offer Letter, dated September 4, 2026, between the Company and Simeon Kohl

10.2*	Offer Letter, dated September 4, 2026, between the Company and Benjamin Albert

10.3#**	Form of Indemnification Agreement, between Health Catalyst, Inc. and each of its executive officers and directors

10.4#**	Executive Severance Plan

10.5#*	Health Catalyst, Inc. 2026 Employment Inducement Incentive Plan and forms of restricted stock unit award agreement, nonqualified stock option agreement and restricted stock award agreement thereunder

99.1***	Press Release titled “Health Catalyst Appoints Simeon Kohl as Chief Executive Officer” dated September 8, 2026.

104	Cover page Interactive Data File (embedded within the Inline XBRL document)

# Indicates management contract or compensatory plan.
* Filed herewith.
** Incorporated by reference to Exhibit 10.18 to the Form S-1 filed June 27, 2019.
*** Incorporated by reference to Exhibit 10.16 to the Form S-1/A filed July 12, 2019.
**** Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH CATALYST, INC.

Date: September 8, 2026	By:	/s/ Jason Alger
Jason Alger

Chief Financial Officer